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                                                               EXHIBIT 10.20

                                   YAHOO! INC.

                     CONTENT LICENSE AND PROMOTION AGREEMENT

         THIS CONTENT AND PROMOTION LICENSE AGREEMENT (the "AGREEMENT") is made as of this 28th day of September, 2000 (the "Effective Date") between Yahoo! Inc., a Delaware corporation with offices at 3420 Central Expressway, Santa Clara, CA 95051 ("YAHOO"), and Ticketmaster Online-Citysearch, Inc., a Delaware corporation with offices at 790 E. Colorado Blvd., Suite 200, Pasadena, California 91101 ("TMCS").

         WHEREAS, the parties entered into a Content license, Promotion and Link Agreement dated June 1, 1998 as subsequently amended by the parties (collectively, the "Content Agreement");

         WHEREAS, the parties now wish to enter into this Agreement to supersede the Content Agreement and the parties agree that upon execution of this Agreement, the Content Agreement is terminated and no longer in effect except for those provisions that survive termination.

         NOW, THEREFORE, in consideration of the mutual promises contained hereto, the parties agree as follows:

SECTION 1: DEFINITIONS.

         "ADVERTISING RIGHTS" means the advertising and promotional rights sold or licensed with respect to Content Pages.

         "AFFILIATES" means any company or any other entity worldwide, including, without limitation, corporations, partnerships, joint ventures, and limited liability companies, in which Yahoo owns at least a twenty percent ownership, equity, or financial interest.

         "BUY TICKETS NOW LINK" means a placement that (a) contains a TMCS Brand Feature, (b) has dimensions equal to ** pixels wide by ** pixels high (c) has a maximum file size of no more than **, (d) does not contain animation and (e) permits users to navigate directly to a page on the TMCS Site dedicated to allowing the user to purchase tickets online for the event described on the page where the placement appears.

         "CONTENT PAGES" means those pages in the Yahoo Property on which TMCS Content is the sole substantive content.

         "ENHANCEMENTS" means any updates, improvements or modifications made to, or derivative works created from, the TMCS Content by TMCS.

         "INTELLECTUAL PROPERTY RIGHTS" means all rights in and to trade secrets, patents, copyrights, trademarks, know-how as well as moral rights and similar rights of any type under the laws of any governmental authority, domestic or foreign.

         "INTERNET" means the collection of computer networks commonly known as the Internet, and shall include, without limitation, the World Wide Web.

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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         "LOCAL EVENT REVIEWS" means reviews of local entertainment events by
TMCS, including, without limitation, reviews of arts, concerts, sports, family, music, and movies that also includes the data described on Exhibit A.

         "LODGING REVIEWS" means reviews by TMCS of lodging, including without limitation, hotels, motels, inns, bed and breakfasts which may or may not already be reviewed or rated by Yahoo, its licensors or any users.

         "PAGE VIEW" means a user's request for a page on a Yahoo Property.

         "RESTAURANT REVIEWS" means reviews of TMCS-rated restaurants.

         "RESTRICTED COMPANIES" will mean general navigational guides or online services of any person, corporation, web site or other entity that of liars Internet-based programming and services similar to Yahoo including without limitation **. Yahoo reserves the right to specify additional Restricted Companies from time to time during the Term with written notice to TMCS.

         "TICKET CONTENT" means all or any portion of the complete event listings for all arts and entertainment events for which TMCS sells tickets online, including without limitation, arts, concerts, sports, family, museums, and theatre events, venue information (such as venue name, address) and the data described on EXHIBIT A.

         "TMCS BANNER" means an advertising unit that (a) has dimensions no larger than ** pixels wide by ** pixels high; (b) does not contain animation longer than ** seconds; (c) does not contain **; (d) has a file size no greater than **; and (e) permits users to navigate directly to a page on one of the TMCS Sites.

         "TMCS BRAND FEATURES" means all trademarks, service marks, logos and other distinctive brand features of TMCS that are used in or relate to the TMCS Content, including, without limitation, the trademarks, service marks and logos described in EXHIBIT B hereto.

         "TMCS CONTENT" means all or applicable portion of the materials, data, and similar information collected and owned by TMCS, as further described in EXHIBIT A attached hereto, including, Restaurant Reviews, Lodging Reviews, Local Event Reviews, Ticket Content and all Enhancements to the foregoing.

         "TMCS SEARCH RESULTS PAGES" means those pages displayed upon a user's search request on the Yahoo Main Site for the keywords set forth on EXHIBIT H. Yahoo will have the right to modify such keywords from time to time with substitute keywords that are mutually agreed to by the parties. TMCS and Yahoo may work together to optimize certain keywords, from time to time. For clarity, a search conducted within other Yahoo Properties that include special subject matter based search engines (e.g., Yahoo Auctions, Yahoo Classifieds, Yahoo Clubs, Yahoo News, Yahoo Shopping, Yahoo Yellow Pages) will not be considered a search of the Yahoo Main Site for purposes of this definition.

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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         "TMCS TICKET CONTENT PAGE" means that page where the Ticket Content appears. The TMCS Ticket Content Page will appear in a manner substantially similar to the example set forth in EXHIBIT F-4, and is anticipated to be distributed in Yahoo Entertainment Guide during the term of the Agreement, and other Yahoo Properties deemed appropriate by Yahoo.

         "TMCS SITE" means the following web sites owned or operated on behalf of TMCS: http://www.ticketmaster.com and http://www.citysearch.com

         "TEASER CONTENT" means any portion of the TMCS content that (i) appears on pages within the Yahoo Properties: (ii) contains a small excerpt of the TMCS Content (e.g., a headline) which does not change the meaning of the TMCS Content; and (iii) links directly to more TMCS Content.

         "YAHOO BRAND FEATURES" means all trademarks, service marks, logos and other distinctive brand features of Yahoo that are used in or relate to a Yahoo Property, including, without limitation, the trademarks, service marks and logos described in EXHIBIT B.

         "YAHOO ENTERTAINMENT GUIDE" means that U.S. based Yahoo Property dedicated to information on local events and currently located at http://guide.yahoo.com/.

         "YAHOO LODGING" means that U.S. based Yahoo Property dedicated to information on places to stay and currently located http://lodging.yahoo.com/.

         "YAHOO MAIN SITE" means that YAHOO PROPERTY that is (a) within the yahoo.com domain; and (b) targeted at users in the United States. For clarity, Yahoo Main Site does not include any Yahoo branded or co-branded property or service that is (1) outside the yahoo.com domain (e.g., http://www.broadcast.com or (2) targeted at users outside the United States, regardless of whether the property or service is within the yahoo.com domain (e.g.,http://espanol.yahoo.com).

         "YAHOO RESTAURANTS" means that U.S. based Yahoo Property dedicated to information on U.S. based restaurants and currently located at http://restaurants.yahoo.com/.

         "YAHOO TICKETS" means that U.S. based Yahoo Property that Yahoo intends to develop dedicated to information and resources on ticketed events in the U.S.

         "YAHOO PROPERTIES" means any Yahoo branded or co-branded media properties or services (which are defined as those properties or services that ** (or on the initial entry screen) where ** does not qualify), including, without limitation, those Internet guides, developed in whole or in part by Yahoo or its Affiliates and which are displayed on or which transfer information to and/or from any electronic device now known or later developed including, without limitation, personal computers, cellular phones, personal digital assistants, and pagers.

SECTION 2: GRANT OF LICENSES.


2.1 GRANT OF LICENSE BY TMCS. Subject to the terms and conditions of this Agreement, TMCS hereby grants to Yahoo:

         (a) A non-exclusive, worldwide, fully paid license to use, modify, reproduce, distribute, display, transmit, and publicly perform the TMCS Content via the Internet

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.


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         and third party networks (including, without limitation, telephone and wireless networks) in connection with Yahoo Properties, and to permit users of the Yahoo Properties to download and print the TMCS Content. Yahoo's license to modify the TMCS Content shall be limited to modifying the TMCS Content to ** Yahoo Property and to create Teaser Content provided that Yahoo does not ** of the TMCS Content.

         (b) A non-exclusive, worldwide, fully paid license to use, reproduce and display the TMCS Brand Features: (i) in connection with the presentation of the TMCS Content on the Yahoo Properties; and (ii) in connection with the marketing and promotion of the Yahoo Properties.

         (c)      The right to sublicense the rights set forth in this Section
         2.1 (i) to its Affiliates only for inclusion in Yahoo Properties; and
         (ii) in connection with any mirror site, derivative site, or distribution arrangement that are also Yahoo Properties, provided that any such sublicensees shall be subject to the same restrictions that apply to Yahoo. This right to sublicense permits the sublicensing of the Ticket Content and the TMCS Brand features either for wireless implementations or otherwise so long as such sublicense includes other nonticket related content or services presented on Yahoo Main Site.

2.2 GRANT OF LICENSES BY YAHOO. Subject to the terms and conditions of this Agreement, Yahoo hereby grants to TMCS a non-exclusive, worldwide, fully paid license to use, reproduce, distribute, transmit and display the Yahoo Brand Features set forth in EXHIBIT B to indicate the location of the Yahoo graphic link as further contemplated in Section
         3.2 (e), for as long as Yahoo displays, on the Yahoo Properties, the TMCS Content linked to such graphic link.

SECTION 3: RESPONSIBILITIES OF THE PARTIES.

3.1      YAHOO'S RESPONSIBILITIES.

         (a) Yahoo will be solely responsible for the design, layout, posting, and maintenance of the Content Pages and the Yahoo Properties. Yahoo agrees to use commercially reasonable efforts to integrate the TMCS Content in accordance to the time frame set forth in EXHIBIT C. Yahoo will include the TMCS Content within the Yahoo Properties as provided herein, however, Yahoo reserves the right to cease the posting or inclusion of any TMCS Content which: (i) Yahoo determines is not of substantially similar quality and detail as that depicted in Exhibit A; (ii) Yahoo reasonably believes, or in connection with which Yahoo receives any claim, notice, or is otherwise informed that, does not comply with any law, foreign or domestic; (iii) Yahoo reasonably believes, or in connection with which Yahoo receives any claim, notice, or is otherwise informed that, such TMCS Content violates or infringes the rights of any third party or is inaccurate or incomplete; or (iv) does not comply with any of Yahoo's policies, specifications or guidelines made available to or provided to TMCS in writing in advance. For the avoidance of doubt, the parties acknowledge that Yahoo is not obligated to post the entire TMCS Content provided to it and can, in its discretion, determine the portions of the TMCS Content and on which Yahoo Properties to post such TMCS Content. For example, 1) Yahoo will not be obligated to post more than ** restaurant reviews and (2) Yahoo will not be obligated to post TMCS's Lodging Reviews if Yahoo does not already display

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.


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                  lodging reviews for that lodging establishment.

         (b) Yahoo will maintain the links specified in Exhibit D. Subject to Section 3. l(a) above, Yahoo will place the Buy Tickets Now Link ** to applicable TMCS Content on those pages of the Yahoo Properties where such TMCS Content is presented. Yahoo will not ** to any **; provided that third party descriptions of events will be included on pages with the TMCS Content and may be ** the Buy Tickets Now Link, but not ** than the applicable TMCS Content.

         (c) Yahoo will include on the Content Pages any reasonable copyright or other proprietary notices (including trademark notices) that appear in the TMCS Content.

3.2      TMCS RESPONSIBILITIES.

         (a) TMCS will provide to Yahoo the TMCS Content and any other content mutually agreed in writing. TMCS will have sole responsibility for the TMCS Content creation and maintenance. TMCS will use commercially reasonable efforts to provide Local Event Reviews Content within ** months from the Effective Date.

         (b) TMCS will provide on-going assistance to Yahoo with regard to technical, administrative and service-oriented issues relating to the utilization, transmission and maintenance of the TMCS Content, as Yahoo may reasonably request.

         (c) TMCS will ensure that the TMCS Content is accurate and comprehensive according to the same standards used for TMCS Content posted on third party sites and the TMCS Sites. During the term of this Agreement, TMCS shall deliver updates of the TMCS Content to Yahoo in accordance with EXHIBIT C. TMCS also shall provide Yahoo with reasonable prior notice of any significant Enhancements that generally affect the appearance, updating, delivery or other elements of the TMCS Content, and shall make such Enhancements available to Yahoo upon commercially reasonable terms.

         (d)      TMCS will maintain the hypertext links specified in EXHIBIT D.

         (e) TMCS will place a "Back to Yahoo!" graphic link on those pages of the TMCS Site to which users click-through from a link placed by Yahoo in connection with this Agreement. The Yahoo graphic link will (i) be placed on the TMCS Site in a manner reasonably approved by Yahoo (and similar to that Attached in Exhibit I for citysearch.com), (ii) contain the Yahoo name, property name and logo as provided by Yahoo, (iii) be no less than ** pixels wide and ** pixels high, and (iv) directly link the user back to the home page of the Yahoo Property where the user clicked-through (i.e, the home page of Yahoo Restaurants if the user clicked-through to the TMCS Site from a page that containing Restaurant Reviews). The "Back to Yahoo!" button placement on citysearch.com profile pages will be in the designated sponsorship area as exemplified in Exhibit I, subject to redesign in TMCS' reasonable discretion with prior notification to Yahoo. TMCS will not disable the "Back" button on the Internet browsers of

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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                  users who click-through from a link placed by Yahoo in
                  connection with this Agreement.

SECTION 4: COMPENSATION.

4.1 SLOTTING/ADVERTISING FEES. In consideration of Yahoo's performance and obligations as set forth herein, TMCS will pay Yahoo a non-refundable non-creditable slotting fee equal to ** dollars ($**). The Slotting Fee will be paid pursuant to the payment schedule set forth below. ** ($**) of the first payment is designated as a set-up fee in consideration of Yahoo's design, consultation and integration of the TMCS Banners.


         PAYMENT AMOUNT                                       DATE
         --------------                                       ----
            **                                Upon execution of this Agreement.
            **                                On or before **.
            **                                On or before **, or **
                                              whichever is later.

            **                                On or before **, or upon
                                              **, whichever is later.

            **                                On or before **, or the
                                              **, whichever is
                                              later.


4.2 REVENUE SHARE. TMCS agrees to pay Yahoo a revenue ** percent (**%) of the gross ** collected by TMCS for tickets sold to buyers accessing the TMCS web site from Yahoo after the first ** calendar days that tickets for that particular event are first made available for sale on the TMCS web site, net of ** or ** associated with ** due to **. TMCS will pay such revenue share amounts quarterly within fifteen (15) days of the end of each quarter and will accompany each patent with a written report certified by an officer of TMCS that includes (a) the total number of tickets sold to users that click-through from a TMCS Ticket Content Page, (b) event information and other details about the tickets that are mutually approved by the parties and which will not exceed the information generally collected by TMCS in the ordinary course, and (c) the calculation of revenue share due to Yahoo. TMCS will maintain complete and accurate records in accordance with generally accepted methods of accounting for all such transactions and will allow Yahoo!, at its own expense, to direct an independent certified public accounting firm to inspect and audit such records during normal business hours with at least ten (10) days written notice to TMCS. In the event that any audit reveals an underpayment of more than **, TMCS will pay the reasonable cost of

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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such audit. Revenue share payments of less than $l,000 for the quarter will roll forward to the next quarterly payment that exceeds $1,000.00.

 4.3 YAHOO OUTLOUD SPONSORSHIP. During the first ** months of 200l, if Yahoo decides to organize the Yahoo Outloud Concert Series ("Yahoo Outloud") and has the right to designate the sponsors of Yahoo Outloud, then TMCS ** sponsor of Yahoo Outloud. As part of this sponsorship, TMCS will receive (a) branded logos and links on promotions placed by Yahoo related to Yahoo Outloud on tile Yahoo Main Site and (b) logo placement on at least ** pieces of printed collateral (e.g. flyers, postcards, posters) which will be distributed to at least ** U.S. college campuses. TMCS agrees that they will charge the same service charge (no higher) for online ticket sales that ticketmaster Corporation charges which is to be based on the **. In consideration of this opportunity (and only if TMCS is in fact provided with this opportunity or a ** to TMCS), TMCS agrees to cause Ticketmaster Corporation to offer to Yahoo branding opportunities on the ticketbacks of a minimum ** ticketbacks (valued at $**) during the first ** months of 2001 which will be reasonably acceptable to Yahoo. This branding opportunity may be used for Yahoo Music or a Yahoo Property to be determined at Yahoo's discretion, which will be reasonably acceptable to TMCS. If Yahoo does not organize the Yahoo Outloud, then Yahoo will ** (valued at $**) subject to the approval of TMCS which in any event will be accepted or declined no later than ten
         (10) days after it is presented to TMCS by Yahoo.

4.4 PAYMENT INFORMATION. All payments herein are non-refundable and non-creditable and will be made by TMCS via wire transfer into Yahoo's main account pursuant to the wire transfer instructions set forth on EXHIBIT E. All payments to Yahoo will be exclusive of any applicable taxes, which, other than income taxes payable by Yahoo on amounts earned by Yahoo for which Yahoo will be solely responsible), will be the sole responsibility of TMCS. All fees are payable in U.S. dollars. Late payments will bear interest at the rate of one percent (1%) per month (or the highest rate permitted by law, if less). In the event of any failure by TMCS to make payment, TMCS will be responsible for all reasonable expenses (including attorneys' fees) incurred by Yahoo! in collecting such amounts.

4.5 ADVERTISING RIGHTS. Yahoo shall have the sole right to sell and retain all Advertising Rights with respect to the Content Pages and the Yahoo Properties (except as expressly described in Section 5.2 regarding the TMCS Ticket Content Pages.)

SECTION 5: LIMITED EXCLUSIVITY.

5.1 RESTRICTED COMPANIES. In no event will the ** on the TMCS Site that users reach by click-through directly from any ** in connection with the Agreement contain ** or similar material from Restricted Companies on such pages **. For example, it will be considered a material breach of this Agreement if TMCS or any of its agents or representatives

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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offer or sell any ** to Restricted Companies on such pages ** to such pages.

5.2 LIMITED EXCLUSIVITY. On the TMCS Ticket Content Pages, (1) Yahoo will not ** described on Exhibit G during the Term of the Agreement; and (2) Yahoo agrees that the TMCS Banners will be ** advertising banners that appear on the TMCS Ticket Content Pages during the first ** of the Agreement. In addition, Yahoo will not ** the Yahoo Main Site or any other web site the ** which is ** or to purposefully display ** on the Yahoo Main Site **. Except for the preceding sentence, Yahoo will not be restricted in any manner from placing content from any source on the TMCS Ticket Content Pages. Yahoo further agrees that it will not solely display the Buy Tickets Now Link or similar link without ** to the remainder of the applicable portion of the Ticketing Content Feed described in Section A of Exhibit A.

SECTION 6: MEDIA PROGRAM.

6.1 Yahoo will place a TMCS Banner as a fixed placement in the north banner position on the TMCS Ticket Content Pages. For clarity, Yahoo will place a TMCS banner on each TMCS Ticket Content Page for ** of this agreement. TMCS will provide to Yahoo at least ** banners for rotation.TMCS will have the right to change such banners at least ** per calendar month. In addition, Yahoo will also provide ** Page Views of TMCS Banners on run of Yahoo Network to be delivered upon Yahoo's discretion. Beginning no earlier than **, Yahoo will provide (1) ** Page Views of TMCS Banners placed within Yahoo Yellow Pages (currently located at http://yp.yahoo.com) and/or Yahoo Maps (currently located at http://maps.yahoo.com) and (2) ** Page Views of TMCS Search Results Pages. All TMCS Banners will be placed subject to Yahoo's standard advertising terms and conditions.

6.2 In the event that Yahoo fails to deliver the number of Page Views set forth above before the expiration of the Term, Yahoo will "make good" the shortfall by extending its obligations under Section 6.1 in the areas set forth therein (or similar inventory mutually agreed upon by the parties) beyond the end of the Term until such Page View obligation is satisfied. The provisions of this Section 6.2 set forth the entire liability of Yahoo, and TMCS's sole remedy, for Yahoo's failure to meet its Page View obligation set forth in
Section 6.1.

6.3 TMCS will provide all materials for the TMCS Banners within ** business days from the Effective Date and thereafter in accordance with Yahoo's policies in effect from time to time, including (without limitation) the manner of transmission to Yahoo and the lead-time prior to posting of the TMCS Banners. Notwithstanding anything to the contrary in this Agreement, Yahoo will have no obligation to post any TMCS Banners that is not in accordance with such policies. TMCS hereby grants to Yahoo a non-exclusive, worldwide, fully paid license to use, reproduce and display the TMCS Banners (and the contents, trademarks and brand features contained therein) in accordance herewith.

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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6.4      All contents of TMCS Banners are subject to Yahoo's reasonable approval. Yahoo reserves the right to reject or cancel any TMCS Banners, insertion order, URL link, space reservation or position commitment, at any time, in its reasonable discretion for any failure to comply with Yahoo's standard advertising specifications, including those set forth at http://docs.yahoo.com/docs/advertising/and in accordance with clauses (iii),
(iv) and (v) of Section 3.1(a).

6.5 Yahoo will make commercially reasonable efforts to provide a monthly report of the Page Views that Yahoo delivers on the TMCS Ticket Content Pages within fifteen days (15) days after the end of the previous month.

6.6 TMCS acknowledges and agrees that Page View statistics provided by Yahoo are the official, definitive measurements of Yahoo's performance. The processes and technology used to generate such statistics have been certified and audited by Ernst & Young an independent agency and their report is currently located at http://processcertify.com/yahoo/attestation.html. No other measurements or usage statistics (including those of TMCS or any third party) will be applicable to this Agreement.

SECTION 7: INDEMNIFICATION

         TMCS, at its own expense, will indemnify, defend and hold harmless Yahoo, its Affiliates and their employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against Yahoo or an Affiliate based on or arising from a claim that the TMCS Content as delivered to Yahoo or any TMCS Brand Feature, service, product or information produced, distributed or offered by TMCS (including without limitation, the sale of tickets) or any material presented on the TMCS Site infringes in any manner any Intellectual Property Right of any third party or contains any material or information that is obscene, defamatory, libelous, slanderous, that violates any person's right of publicity, privacy or personality, or has otherwise resulted in any tort, injury, damage or harm to any person; PROVIDED, HOWEVER, that in any such case: (x) Yahoo provides TMCS with prompt notice of any such claim;
(y) Yahoo permits TMCS to assume and control the defense of such action, with counsel chosen by TMCS (who shall be reasonably acceptable to Yahoo); and (z) TMCS does not enter into any settlement or compromise of any such claim without Yahoo's prior written consent, which consent shall not be unreasonably withheld. TMCS will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by Yahoo or an Affiliate in connection with or arising from any such claim, suit, action or proceeding. It is understood and agreed that Yahoo does not intend and will not be required to edit or review for accuracy or appropriateness any TMCS Content.

         Yahoo, at its own expense, will indemnify, defend and hold harmless TMCS and its employees, representatives, agents and affiliates, against any claim, suit, action, or other proceeding brought against TMCS or its affiliates based on or arising from a claim that the Yahoo Brand Features as delivered to TMCS or that any ** by Yahoo or its Affiliates (not authorized or contemplated under this Agreement) ** in any manner any ** of any third party; provided, HOWEVER, that in any such case: (x) TMCS provides Yahoo with prompt notice of any such claim; (y) TMCS permits Yahoo to assume and control the defense of such action, with counsel chosen by Yahoo (who shall be reasonably acceptable to TMCS); and (z) Yahoo does not enter into any

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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settlement or compromise of any such claim without TMCS' prior written consent, which consent shall not be unreasonably withheld. Yahoo will pay any and all costs, damages, and expenses, including, but not limited to, reasonable attorneys' fees and costs awarded against or otherwise incurred by TMCS in connection with or arising from any such claim, suit, action or proceeding.

SECTION 8: LIMITATION OF LIABILITY.

         EXCEPT AS PROVIDED IN SECTION 7, UNDER NO CIRCUMSTANCES SHALL TMCS, YAHOO, OR ANY AFFILIATE BE LIABLE, TO ANOTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING FROM THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE, OR ANTICIPATED PROFITS OR LOST BUSINESS.

SECTION 9: TERM AND TERMINATION

9.1 INITIAL TERM AND RENEWALS. This Agreement will become effective as of the Effective Date and shall, unless sooner terminated as provided below or as otherwise agreed, remain effective for an initial term of ** from the Effective Date (the "Term"). In the event that Yahoo has not integrated the TMCS Content into any of the Yahoo Properties described on Exhibit C within ** from the Effective Date, Yahoo will use commercially reasonable efforts to integrate the TMCS Content by the ** and the term of the Agreement will, at TMCS' option and with written notice to Yahoo, extend for an additional term so that the contract terminates ** from the date in which the TMCS Content is integrated, with no additional compensation.

9.2 TERMINATION FOR CAUSE. Notwithstanding the foregoing, this Agreement may be terminated by either party immediately upon notice if the other party:
(a) becomes insolvent; (b) files a petition in bankruptcy; (c) makes an assignment for the benefit of its creditors: or (d) breaches any of its obligations under this Agreement in any material respect, which breach is not remedied within thirty (30) days following written notice to such party.

9.3 EFFECT OF TERMINATION. Any termination pursuant to this Section 9 shall be without any liability or obligation of the terminating party, other than with respect to any breach of this Agreement prior to termination. The provisions of Sections 4, 6.2, 7, 8, 10, 11, 12 and this Section 9.3 shall survive any termination or expiration of this Agreement. Upon execution of this Agreement, the Content License, Promotion and Link Agreement entered into between the parties on June 1, 1998 (and subsequently amended) will automatically terminate. Neither party will have any obligation to the other under such agreement except for those provisions that survive termination.

SECTION 10: OWNERSHIP.

10.1 BY TMCS. Yahoo acknowledges and agrees that: (i) as between TMCS on the one hand, and Yahoo and its Affiliates on the other, TMCS owns all right, title and interest in the TMCS Content and the TMCS Brand Features; (ii) nothing in this Agreement shall confer in Yahoo or an Affiliate any right of ownership in the TMCS Content or the TMCS Brand Features; and (iii) neither Yahoo nor its Affiliates shall now or in the future contest the validity of the TMCS Brand Features.

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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


10.2 BY-YAHOO. TMCS acknowledges and agrees that: (i) as between TMCS on the one hand, and Yahoo and its Affiliates on the other, Yahoo or the Affiliates own all right, title and interest in any Yahoo Property (except for any TMCS Content or TMCS Brand Features appearing thereon) and the Yahoo Brand Features;
(ii) nothing in this Agreement shall confer in TMCS any right of ownership in the Yahoo Brand Features; and (iii) TMCS shall not now or in the future contest the validity of the Yahoo Brand Features. Yahoo and its Affiliates shall own any derivative works created hereunder which incorporate the TMCS Content or Teaser Content (e.g., the Content Pages), excluding the TMCS content and Teaser Content itself. Without limiting the foregoing and for the avoidance of doubt, Yahoo shall not be entitled to use, display or otherwise deal with the TMCS Content alter a date ending ** days after the end of the Term.

10.3 NO LICENSES. No licenses are granted by either party except for those expressly set forth in this Agreement.

SECTION 11: PUBLIC ANNOUNCEMENTS.

         The parties will cooperate to create any and all appropriate public announcements relating to the relationship set forth in this Agreement. Neither party shall make any public announcement regarding the existence or content of this Agreement without the other party's prior written approval and consent. The terms and conditions of this Agreement will be considered confidential and will not be disclosed to any third parties except to such party's accountants, attorneys or except as otherwise required by law. If this Agreement or any of its terms must be disclosed under any law, rule or regulation (e.g., as part of a filing with the United States Securities and Exchange Commission), excluding an order or other discovery request issued by a court of competent jurisdiction, the disclosing party will (a) give written notice of the intended disclosure to the other party at least 5 business days in advance of the date of disclosure;
(b) redact portions of this Agreement to the fullest extent permitted under any applicable laws, rules and regulations; and (c) submit a request, to be agreed upon by the other party, that such portions and other provisions of this Agreement requested by the other party receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body. Yahoo will work with TMCS on a press release to be issued by TMCS and subject to Yahoo's approval, within six business days of signature of this Agreement by both parties.

SECTION 12: USER DATA.

12.1 USER DATA: Yahoo and TMCS agree that protecting users' privacy rights is a critical element of their business relationship. Accordingly, each party agrees to adhere to TRUSTe guidelines on the collection and use of all user data, will collect such data pursuant to written privacy policies that are conspicuously posted on all pages where a user is requested to provide personal or financial information and will continuously satisfy all applicable privacy and consumer protection laws and regulations.

  12.2 DATA OWNERSHIP: All information and data provided to Yahoo by users of the Yahoo Properties or otherwise collected by Yahoo relating to user activity on the Yahoo Properties (including, without limitation, data submitted by Users on the TMCS Ticket Content and Content Pages) will be retained by and owned solely by Yahoo. TMCS will

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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         have the right to use information provided by such users solely as necessary to provide the services generally available on the TMCS Sites requested by the user. All information and data provided to TMCS on the TMCS Sites or otherwise collected by TMCS relating to user activity on the TMCS Sites will be retained by and owned solely by TMCS. Each party agrees to use all personally identifying information only as authorized by the user that provided such information and will not disclose, sell, license or otherwise transfer any such user information to any third party other than in accordance with its published privacy policy or use the user information for the transmission of "junk mail," "spam" or any other unsolicited mass distribution of information.

SECTION 13: NOTICE: MISCELLANEOUS PROVISIONS

13.1 NOTICES. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent first class U.S. mail, postage prepaid), if to Yahoo at 3400 Central Expressway, Suite 201, Santa Clara, CA 95051, Fax:
         ** Attention: Senior Vice President, Business Development (e-mail:**), with a copy to its General Counsel (e-mail:**), and if to TMCS at the physical and electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as either party shall specify, to the other. Notice by any other means shall be deemed made when actually received by the party to which notice is provided.

13.2 MISCELLANEOUS PROVISIONS. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Neither party may assign this Agreement, in whole or in part, without the other party's written consent. Notwithstanding the foregoing, (i) Either party may assign this Agreement without such consent in connection with any merger, consolidation, any sale of all or substantially all of its assets or any other transaction in which more than fifty percent (50%) of such its voting securities are transferred except that any assignment or transfer to a competitor of the non-transferring party or to any entity that the non-transferring party does not reasonably believe has sufficient resources to fulfil its obligations under this Agreement will require the prior written consent of the non-transferring party, and (ii) in the event that the non-transferring party does not consent to a proposed assignment, the non-transferring party will have the right to terminate the Agreement with fifteen (15) days written notice to the transferring party. Any attempt to assign this Agreement other than in accordance with this provision shall be null and void. This Agreement will be governed by and construed in accordance with the laws of the State of California, without reference to conflicts of laws rules, and without regard to its location of execution or performance. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force. Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship between the parties. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. This Agreement and its exhibits are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings, both written and oral, regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a

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**  Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.

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


         written document executed by both parties. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

                            [signature page follows]




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


YAHOO, INC.                            TICKET MASTER ONLINE-CITY SEARCH

By: /s/ Ellen Siminoff                 By: /s/ Daniel Marriott
    -----------------------------          ---------------------------------
Title:   SVP                           Title:  EVP
      ---------------------------            -------------------------------
Address: 3420 Central Expressway       Address: 790 East Colorado Blvd
         Santa Clara, CA 95051                  Suite 200 Pasadena, CA 91101
        -------------------------              -----------------------------
Telecopy: **                           Telecopy:
         ------------------------               ----------------------------
E-mail:   **                           E-mail:  **
       --------------------------             ------------------------------

-------------
** Ticketmaster has requested from the SEC confidential treatment of this information. A complete copy of this Exhibit has been sent to the SEC along with a request that this information be kept confidential.


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